Exhibit 10.6

EXECUTION COPY

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT
This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of August 28, 2019, (the “Effective Date”) by and among American Renal Management LLC, a Delaware limited liability company (the “Company”), American Renal Holdings Inc., a Delaware corporation (“ARH”), and Joseph A. Carlucci, a resident of the Commonwealth of Massachusetts (“Executive”).
W I T N E S S E T H
WHEREAS, the Company, ARH and Executive entered into that certain employment agreement, dated March 22, 2010, as amended on May 10, 2010 (which amendment was subsequently terminated pursuant to the Termination Agreement, dated October 18, 2010, by and among the Company, ARH and Executive) and from time to time thereafter (the “Agreement”); and
WHEREAS, the Company, ARH and Executive each desire to amend the Agreement as provided below to reflect their agreement with respect to certain incentive compensation and awards for 2019;
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company, ARH and Executive each hereby agree to amend the Agreement to reflect these changes, as follows:

1.	Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings given such terms in the Agreement.

2.	Amendments. The following provisions shall apply, and the Agreement shall be deemed amended as of the Effective Date as follows:

(a)	Section 5.2(b) of the Second Amendment to the Agreement shall be stricken and replaced by the following:
Any Bonus that is payable pursuant to Section 5.2(a) shall be paid to Executive (less applicable withholding taxes) only after delivery of final audited financial statements for the ARH Group for the fiscal year to which the Bonus relates.

(b)	Section 5.2 of the Agreement shall be amended by adding a paragraph (d), which shall state the following:
Notwithstanding the foregoing, the Board considered it appropriate, and Executive concurred, that Executive will voluntarily forego any Bonus to which he would otherwise be entitled pursuant to this Section 5.2 for 2019. For the avoidance of doubt, this Agreement does not preclude the Board from exercising its discretion to award Executive a Bonus for 2019, under this Agreement or otherwise, with the amount thereof, if awarded, to be determined in the sole discretion of the Board. Executive hereby agrees that no decision pursuant to this Section 5.2(d) shall constitute “Good Reason” or breach of the Agreement by the Company, and any reference to “Bonus” in Section 7 with respect to 2019 shall be calculated at zero.

(c)	Section 5.3 of the Agreement shall be amended by adding the following sentence to the end of the paragraph:

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Notwithstanding the foregoing, Executive voluntarily agrees that he has no entitlement to any incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock or restricted stock units, or any other equity-based award for 2019 under this Agreement or otherwise, and whether he receives any of the foregoing and the amount thereof if awarded, shall be determined in the sole discretion of the Board. Executive hereby agrees that no decision pursuant to this Section 5.3 shall constitute “Good Reason” or breach of the Agreement by the Company. For the avoidance of doubt, Executive acknowledges that any grants of the foregoing after 2019 shall be in the sole discretion of the Board, and the failure to make any such grants shall not constitute “Good Reason” or breach of the Agreement by the Company.

3.
Amendment Governs in the Case of Conflict. In the event that any terms or provisions of the Agreement conflict or are inconsistent with the terms and provisions of this Amendment, the terms of this Amendment shall govern and control.

4.	No Further Modification. Except as amended hereby, the Agreement remains unmodified and in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company, ARH and Executive have executed this Amendment effective as of the date first written above.

AMERICAN RENAL MANAGEMENT LLC

By:	/s/ Mark Herbers
Name:	Mark Herbers
Title:	Interim Chief Financial Officer
AMERICAN RENAL HOLDINGS INC.

By:	/s/ Mark Herbers
Name:	Mark Herbers
Title:	Interim Chief Financial Officer
JOSEPH A. CARLUCCI

/s/ Joseph A. Carlucci

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